EXHIBIT 4.4



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                              AMENDED AND RESTATED


                                 TRUST AGREEMENT


                                      among


                 THE BEAR STEARNS COMPANIES INC., as Depositor,



                            THE CHASE MANHATTAN BANK
                              as Property Trustee,



                          CHASE MANHATTAN BANK DELAWARE
                              as Delaware Trustee,

                        THE ADMINISTRATORS NAMED HEREIN,

                                       and


                  THE SEVERAL HOLDERS OF THE TRUST CERTIFICATES


                          Dated as of January 29, 1997






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


                                TABLE OF CONTENTS
                                -----------------

                                    ARTICLE I
                                  DEFINED TERMS

     SECTION 1.1.   Definitions. . . . . . . . . . . . . . . . . . . . .  2

                                   ARTICLE II
                            CONTINUATION OF THE TRUST

     SECTION 2.1.   Name . . . . . . . . . . . . . . . . . . . . . . .   12
     SECTION 2.2.   Office of the Delaware Trustee; Principal Place of
                    Business . . . . . . . . . . . . . . . . . . . . .   12
     SECTION 2.3.   Initial Contribution of Trust Property;
                    Organizational Expenses  . . . . . . . . . . . . .   12
     SECTION 2.4.   Issuance of the Capital Securities.  . . . . . . .   12
     SECTION 2.5.   Issuance of the Common Securities; Subscription
                    and Purchase of Debentures . . . . . . . . . . . .   13
     SECTION 2.6.   Declaration of Trust . . . . . . . . . . . . . . .   13
     SECTION 2.7.   Authorization to Enter into Certain Transactions .   14
     SECTION 2.8.   Assets of Trust. . . . . . . . . . . . . . . . . .   19
     SECTION 2.9.   Title to Trust Property  . . . . . . . . . . . . .   19

                                   ARTICLE III
                                 PAYMENT ACCOUNT

     SECTION 3.1.   Payment Account. . . . . . . . . . . . . . . . . .   19

                                   ARTICLE IV
                            DISTRIBUTIONS; REDEMPTION

     SECTION 4.1.   Distributions. . . . . . . . . . . . . . . . . . .   20
     SECTION 4.2.   Redemption.  . . . . . . . . . . . . . . . . . . .   21
     SECTION 4.3.   Subordination of Common Securities . . . . . . . .   23
     SECTION 4.4.   Payment Procedures . . . . . . . . . . . . . . . .   24
     SECTION 4.5.   Tax Returns and Reports  . . . . . . . . . . . . .   24
     SECTION 4.6.   Payment of Taxes, Duties, Etc. of the Trust  . . .   24
     SECTION 4.7.   Reduction for Payments under Indenture or Pursuant
                    to Direct Actions  . . . . . . . . . . . . . . . .   24


                                    ARTICLE V
                          TRUST SECURITIES CERTIFICATES

     SECTION 5.1.   Initial Ownership  . . . . . . . . . . . . . . . .   25
     SECTION 5.2.   The Trust Securities Certificates; Execution and
                    Delivery Thereof . . . . . . . . . . . . . . . . .   25
     SECTION 5.3.   Transfer of Capital Securities.  . . . . . . . . .   26
     SECTION 5.4.   Registration of Transfer and Exchange of Capital
                    Securities Certificates  . . . . . . . . . . . . .   27

     SECTION 5.5.Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates 28

     SECTION 5.6.   Persons Deemed Securityholders . . . . . . . . . .   29
     SECTION 5.7.   Access to List of Securityholders' Names and
                    Addresses  . . . . . . . . . . . . . . . . . . . .   29
     SECTION 5.8.   Maintenance of Office or Agency for Transfers  . .   30
     SECTION 5.9.   Appointment of Paying Agent  . . . . . . . . . . .   30
     SECTION 5.10.  Ownership of Common Securities by Depositor  . . .   31
     SECTION 5.11.  Book-Entry Interests.  . . . . . . . . . . . . . .   31
     SECTION 5.12.  Notices to Clearing Agency . . . . . . . . . . . .   33
     SECTION 5.13.  Procedures for Issuance of Definitive Capital
                    Securities Certificates  . . . . . . . . . . . . .   33
     SECTION 5.14.  Rights of Securityholders  . . . . . . . . . . . .   34

                                   ARTICLE VI
                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

     SECTION 6.1.   Limitations on Voting Rights . . . . . . . . . . .   36
     SECTION 6.2.   Notice of Meetings . . . . . . . . . . . . . . . .   37
     SECTION 6.3.   Meetings of Capital Securityholders  . . . . . . .   37
     SECTION 6.4.   Voting Rights  . . . . . . . . . . . . . . . . . .   38
     SECTION 6.5.   Proxies, etc.  . . . . . . . . . . . . . . . . . .   38
     SECTION 6.6.   Securityholder Action by Written Consent . . . . .   38
     SECTION 6.7.   Record Date for Voting and Other Purposes  . . . .   39
     SECTION 6.8.   Acts of Securityholders  . . . . . . . . . . . . .   39
     SECTION 6.9.   Inspection of Records  . . . . . . . . . . . . . .   40

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     SECTION 7.1.   Representations and Warranties of the Property
                    Trustee and the Delaware Trustee . . . . . . . . .   40
     SECTION 7.2.   Representations and Warranties of Depositor  . . .   41

                                  ARTICLE VIII
                                  THE TRUSTEES

     SECTION 8.1.   Corporate Property Trustee Required; Eligibility
                    of Trustees  . . . . . . . . . . . . . . . . . . .   42
     SECTION 8.2.   Certain Duties and Responsibilities  . . . . . . .   43
     SECTION 8.3.   Certain Notices  . . . . . . . . . . . . . . . . .   44
     SECTION 8.4.   Certain Rights of Property Trustee . . . . . . . .   45
     SECTION 8.5.   Not Responsible for Recitals or Issuance of
                    Securities . . . . . . . . . . . . . . . . . . . .   47
     SECTION 8.6.   May Hold Securities  . . . . . . . . . . . . . . .   47
     SECTION 8.7.   Compensation; Indemnity; Fees  . . . . . . . . . .   47
     SECTION 8.8.   Conflicting Interests. . . . . . . . . . . . . . .   49
     SECTION 8.9.   Co-Trustees and Separate Trustee . . . . . . . . .   49
     SECTION 8.10.  Resignation and Removal; Appointment of Successor    50
     SECTION 8.11.  Acceptance of Appointment by Successor . . . . . .   52
     SECTION 8.12.  Merger, Conversion, Consolidation or Succession to
                    Business . . . . . . . . . . . . . . . . . . . . .   52
     SECTION 8.13.  Property Trustee May File Proofs of Claim  . . . .   53

     SECTION 8.14.  Reports by Property Trustee. . . . . . . . . . . .   53
     SECTION 8.15.  Reports to the Property Trustee  . . . . . . . . .   54
     SECTION 8.16.  Evidence of Compliance with Conditions Precedent .   54
     SECTION 8.17.  Number of Trustee  . . . . . . . . . . . . . . . .   54
     SECTION 8.18.  Delegation of Power. . . . . . . . . . . . . . . .   55

                                   ARTICLE IX
                       DISSOLUTION, LIQUIDATION AND MERGER

     SECTION 9.1.   Dissolution Upon Expiration Date . . . . . . . . .   55
     SECTION 9.2.   Early Dissolution  . . . . . . . . . . . . . . . .   55
     SECTION 9.3.   Dissolution  . . . . . . . . . . . . . . . . . . .   56
     SECTION 9.4.   Liquidation  . . . . . . . . . . . . . . . . . . .   56
     SECTION 9.5.   Mergers, Consolidations, Amalgamations or
                    Replacements of the Trust  . . . . . . . . . . . .   57

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     SECTION 10.1.  Limitation of Rights of Securityholders to
                    Terminate Trust  . . . . . . . . . . . . . . . . .   58
     SECTION 10.2.  Amendment  . . . . . . . . . . . . . . . . . . . .   59
     SECTION 10.3.  Separability . . . . . . . . . . . . . . . . . . .   60
     SECTION 10.4.  Governing Law  . . . . . . . . . . . . . . . . . .   60
     SECTION 10.5.  Payments Due on Non-Business Day . . . . . . . . .   61
     SECTION 10.6.  Successors.  . . . . . . . . . . . . . . . . . . .   61
     SECTION 10.7.  Headings.  . . . . . . . . . . . . . . . . . . . .   61
     SECTION 10.8.  Reports, Notices and Demands . . . . . . . . . . .   61
     SECTION 10.9.  Agreement Not to Petition  . . . . . . . . . . . .   62
     SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture
                    Act  . . . . . . . . . . . . . . . . . . . . . . .   62
     SECTION 10.11. Acceptance of Terms of Trust Agreement, Guarantee
                    and Indenture  . . . . . . . . . . . . . . . . . .   63
     SECTION 10.12. Counterparts . . . . . . . . . . . . . . . . . . .   63

              Certain Sections of this Trust Agreement relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:



      Trust Indenture                                             Trust Agreement
        Act Section                                                    Section
      ------------------                                          ---------------
        (ss.)310  (a)(l)  . . . . . . . . . . . . . . . . . . .       8.1
                  (a)(2)  . . . . . . . . . . . . . . . . . . .       8.1
                  (a)(3)  . . . . . . . . . . . . . . . . . . .       8.9
                  (a)(4)  . . . . . . . . . . . . . . . . . . .       Not Applicable
                  (b) . . . . . . . . . . . . . . . . . . . . .       8.8
        (ss.)311  (a) . . . . . . . . . . . . . . . . . . . . .       8.13
                  (b) . . . . . . . . . . . . . . . . . . . . .       8.13
        (ss.)312  (a) . . . . . . . . . . . . . . . . . . . . .       5.7
                  (b) . . . . . . . . . . . . . . . . . . . . .       5.7
                  (c) . . . . . . . . . . . . . . . . . . . . .       5.7
        (ss.)313  (a) . . . . . . . . . . . . . . . . . . . . .       8.14(a), 8.14(b)
                  (b) . . . . . . . . . . . . . . . . . . . . .       Not Applicable
                  (c) . . . . . . . . . . . . . . . . . . . . .       10.8
                  (d) . . . . . . . . . . . . . . . . . . . . .       8.14(c)
        (ss.)314  (a) . . . . . . . . . . . . . . . . . . . . .       8.15
                  (b) . . . . . . . . . . . . . . . . . . . . .       Not Applicable
                  (c)(1)  . . . . . . . . . . . . . . . . . . .       8.16
                  (c)(2)  . . . . . . . . . . . . . . . . . . .       8.16
                  (c)(3)  . . . . . . . . . . . . . . . . . . .       Not Applicable
                  (d) . . . . . . . . . . . . . . . . . . . . .       Not Applicable
                  (e) . . . . . . . . . . . . . . . . . . . . .       1.1, 8.16
        (ss.)315  (a) . . . . . . . . . . . . . . . . . . . . .       8.2
                  (b) . . . . . . . . . . . . . . . . . . . . .       8.2, 10.8
                  (c) . . . . . . . . . . . . . . . . . . . . .       8.2
                  (d) . . . . . . . . . . . . . . . . . . . . .       8.2
                  (e) . . . . . . . . . . . . . . . . . . . . .       Not Applicable
        (ss.)316  (a) . . . . . . . . . . . . . . . . . . . . .       Not Applicable
                  (a)(1)(A) . . . . . . . . . . . . . . . . . .       Not Applicable
                  (a)(1)(B) . . . . . . . . . . . . . . . . . .       Not Applicable
                  (a)(2)  . . . . . . . . . . . . . . . . . . .       Not Applicable
                  (b) . . . . . . . . . . . . . . . . . . . . .
                  (c) . . . . . . . . . . . . . . . . . . . . .       6.7
        (ss.)317  (a)(1)  . . . . . . . . . . . . . . . . . . .
                  (a)(2)  . . . . . . . . . . . . . . . . . . .
                  (b) . . . . . . . . . . . . . . . . . . . . .       5.9
        (ss.)318  (a) . . . . . . . . . . . . . . . . . . . . .       10.10

      _______________


      Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

               AMENDED AND RESTATED TRUST AGREEMENT, dated as of January 29, 1997 among The Bear Stearns Companies Inc., a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) The Chase Manhattan Bank, a banking corporation duly organized and existing under the laws of the State of New York, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"),
     (iii) Chase Manhattan Bank Delaware, a Delaware banking corporation that maintains its principal place of business in Delaware, as Delaware Trustee (the "Delaware Trustee"), (the Property Trustee and the Delaware Trustee referred to jointly as the "Trustees"), (iv) William J. Montgoris, an individual, Samuel L. Molinaro, Jr., an individual and Kenneth L. Edlow, an individual, each of whose address is c/o The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167 (each an "Administrator", all collectively, the "Administrators") and (v) the several Holders, as hereinafter defined.

                                   WITNESSETH

               WHEREAS, the Depositor and the Delaware Trustee, as applicable, have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by entering into that certain Trust Agreement, dated as of January 14, 1997 (the "Original Trust Agreement"), and by the execution and filing with the Secretary of State of the State of Delaware of a Certificate of Trust, filed on January 14, 1997, attached as Exhibit A (the "Certificate of Trust");

               WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Trust pursuant to the Purchase Agreement and the Registration Rights Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures, (iv) the appointment of the Administrators and (v) the exchange by the Property Trustee with the Depositor of the Original Debentures for the Exchange Debentures, and the exchange by the Trust with the Holders of the Original Capital Securities for the Exchange Capital Securities, each such exchange registered under the Securities Act;

               NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                    ARTICLE I

                                  DEFINED TERMS

               SECTION 1.1.  Definitions.

               For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

               (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

               "Act" has the meaning specified in Section 6.8.

               "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest, Compounded Interest (each as defined in the Indenture) and Additional Sums paid by the Depositor on a Like Amount of Debentures for such period.

               "Additional Sums" has the meaning specified in Section 4.08 of the Indenture.

               "Administrators" has the meaning specified in the preamble to this Agreement or any successors appointed in accordance with
     Section 8.10 solely in such Person's capacity as Administrator of the Trust heretofore created and continued hereunder and not in such Person's individual capacity.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Bank" has the meaning specified in the preamble to this Trust Agreement.

               "Bankruptcy Event" means, with respect to any Person:

               (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

               "Bankruptcy Laws" has the meaning specified in Section 10.9.

               "Book-Entry Capital Securities Certificates" has the meaning specified in Section 5.11.

               "Business Day" means any day which is not a Saturday or Sunday and which in The City of New York is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

               "Capital Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein. The Capital Securities shall consist of the Original Capital Securities and, if issued, the Exchange Capital Securities.

               "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit D.

               "Certificate Depository Agreement" means the agreement among the Trust, the Property Trustee and DTC, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

               "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. DTC will be the initial Clearing Agency.

               "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

               "Closing Date" means January 29, 1997, which is the date of execution and delivery of this Trust Agreement, or such other date as may be designated the Closing Date pursuant to the Purchase Agreement.

               "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Trust Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

               "Common Security" means a common undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust
     Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

               "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

               "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal corporate trust office of the Property Trustee and (ii) when used with respect to the Debenture Trustee, the principal corporate trust office of the Debenture Trustee.

               "Debenture Applicable Rate" means the "Applicable Rate" as defined in the Indenture.

               "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

               "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

               "Debenture Trustee" means The Chase Manhattan Bank, and any successor thereto under the Indenture.

               "Debentures" means the aggregate principal amount of the Depositor's Fixed/Adjustable Rate Junior Subordinated Deferrable Interest Debentures due January 15, 2027 issued pursuant to the Indenture.

               "Definitive Capital Securities Certificates" means Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

               "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (ss.) 3801, et seq., as it may be amended from time to time.

               "Delaware Trustee" means the corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust created and continued hereunder, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

               "Depositor" has the meaning specified in the preamble to this Trust Agreement.

               "Distribution Date" has the meaning specified in Section
     4.1(a).

               "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

               "DTC"  means The Depository Trust Company.

               "Early Termination Event" has the meaning specified in
     Section 9.2.

               "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a)  the occurrence of a Debenture Event of Default; or

               (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

               (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

               (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate liquidation preference of the Outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Capital Securities" has the meaning specified in
     Section 2.4

               "Exchange Debentures" means a new series of junior subordinated debentures issued by the Depositor in an exchange offer for the Original Debentures, such exchange offer being registered under the Securities Act, all pursuant to the Registration Rights Agreement.

               "Exchange Offer" means an exchange offer of the Exchange Capital Securities for the Original Capital Securities, which is registered under the Securities Act pursuant to Registration Rights Agreement.

               "Expiration Date" has the meaning specified in Section 9.1.

               "Guarantee" means the Capital Securities Guarantee Agreement executed and delivered by the Depositor and The Chase Manhattan Bank, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Capital Securities, as amended from time to time.

               "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

               "Indenture" means the Indenture, dated as of January 29, 1997, between the Depositor and the Debenture Trustee, as trustee, as supplemented by the First Supplemental Indenture of the same date, as amended or supplemented from time to time.

               "Initial Purchasers" means the initial purchasers named in
     Schedule I to the Purchase Agreement.

               "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

               "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

               "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

               "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

               "Liquidation Distribution" has the meaning specified in
     Section 9.4(d).

               "1940 Act" means the Investment Company Act of 1940, as amended.

               "Officers' Certificate" means a certificate signed by the Chairman of the Board or any Vice Chairman of the Board or the President or any Executive Vice President or Chief Operating Officer or Chief Financial Officer of the Depositor and by the Treasurer or an Assistant Treasurer or Controller or the Secretary or an Assistant Secretary of the Depositor and delivered to the appropriate Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

               (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

               (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

               (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor (including counsel who is an employee of the Depositor), who is experienced in matters related to the substance of the opinion.

               "Original Capital Securities" has the meaning specified in
     Section 2.4.

               "Original Debentures" means the aggregate principal amount of the Depositor's Fixed/Adjustable Rate Junior Subordinated
     Deferrable Interest Debentures due January 15, 2027, issued pursuant to the Indenture on the Closing Date.

               "Original Guarantee" means the Guarantee extended by the Depositor for the benefit of the Holders of Original Capital
     Securities.

               "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

               "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

               (a) Trust Securities theretofore cancelled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

               (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

               (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Capital Securities are owned by the Depositor, one or more of the Trustees and/or any such

     Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrators the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

               "Owner" means each Person who is the beneficial owner of a Book-Entry Capital Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

               "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.

               "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

               "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

               "PORTAL Market" means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. (or any successor thereto).

               "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore created and continued hereunder, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

               "Purchase Agreement" means the Purchase Agreement, dated as of January 22, 1997 among the Trust, the Depositor and the Initial Purchasers named therein.

               "QIB" means a "qualified institutional buyer" as defined in Rule l44A.

               "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

               "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

               "Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof among the Depositor, the Trust and the Initial Purchasers for the benefit of themselves and the Holders as the same may be amended from time to time in accordance with the terms thereof.

               "Relevant Trustee" shall have the meaning specified in
     Section 8.10

               "Restricted Security" has the meaning specified in Section
     5.3(c).

               "Rule 144" means Rule 144 as promulgated under the Securities Act, or any successor rule.

               "Rule 144A" means Rule 144A as promulgated under the Securities Act, or any successor rule.

               "Rule 144A Capital Securities" means the Capital Securities sold by the Initial Purchasers in reliance on Rule 144A.

               "Rule 144(k)" means Rule 144(k) as promulgated under the Securities Act, or any successor rule.

               "Securities Act Legend" has the meaning specified in Section
     5.3.

               "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4

               "Securityholder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act.

               "Special Interest" shall have the meaning specified in the Indenture.

               "Tax Event" means the receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities under this Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to United States Federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Depositor on the Debentures is not, or within 90 days after the date of such Opinion of Counsel, will not be, deductible by the Depositor, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges. For purposes of a Tax Event and the redemption procedures applicable thereto, reference to the Debentures shall include any Exchange Debentures issued in exchange therefor.

               "Transfer Restriction Termination Date" means with respect to any particular Capital Security the first date on which such Capital Security (other than a Capital Security held by the Trust or any Affiliate thereof) may be sold pursuant to Rule 144(k).

               "Trust" means the Delaware business trust created under the Original Trust Agreement and continued hereby and identified on the cover page to this Trust Agreement.

               "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

               "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

               "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

               "Trust Security" means any one of the Common Securities or the Capital Securities. The Trust Securities represent undivided beneficial interests in the Trust Property.

               "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

               "Trustees" means, collectively, the Property Trustee and the Delaware Trustee.


                                   ARTICLE II

                            CONTINUATION OF THE TRUST

               SECTION 2.1.  Name.

               The Trust continued hereby shall be known as "Bear Stearns Capital Trust I" as such name may be modified from time to time by the Administrators following written notice to the Securityholders and the Trustees, in which name the Property Trustee and the Administrators may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

               SECTION 2.2. Office of the Delaware Trustee; Principal Place of Business.

               The address of the Delaware Trustee in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o The Bear Stearns Companies Inc. 245 Park Avenue, New York, New York 10167.

               SECTION 2.3. Initial Contribution of Trust Property; Organizational Expenses.

               The Trust acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

               SECTION 2.4.  Issuance of the Capital Securities.

               The Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Purchase Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Initial Purchasers, Capital Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of 200,000 Capital Securities (the "Original Capital Securities") having an aggregate Liquidation Amount of $200,000,000 against receipt of an aggregate purchase price for such Capital Securities of $199,884,000 ($999.42 per Capital Security). The Original Capital Securities shall consist of Rule 144A Capital Securities.

               In addition, an Administrator, on behalf of the Trust, shall execute Capital Securities Certificates in accordance with Section 5.2 representing an additional class of Capital Securities to be issued only in exchange for all or part of the Original Capital Securities pursuant to the Exchange Offer contemplated by the Registration Rights Agreement ("Exchange Capital Securities"); provided, that the aggregate number of issued and outstanding Capital Securities shall not at any time exceed 200,000 less the number of Capital Securities redeemed pursuant to Section 4.2.

               SECTION 2.5.  Issuance of the Common Securities;
     Subscription and Purchase of Debentures.

               Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 6,186 Common Securities having an aggregate Liquidation Amount of $6,186,000 against payment by the Depositor of an aggregate purchase price of $6,182,412.12 ($999.42 per Common Security). Contemporaneously therewith, an Administrator, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Property Trustee and having an aggregate principal amount equal to $206,186,000 and, in satisfaction of the purchase price for such Debentures, the Trust shall deliver to the Depositor the sum of $206,066,412.12 such sum being the sum of the amounts delivered to the Trust pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this
     Section 2.5).

               SECTION 2.6.  Declaration of Trust; Intention of Parties

               The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities (including the Exchange Capital Securities pursuant to the Exchange Offer), (b) to use the proceeds from such sale to acquire the Original Debentures, (c) to exchange the Original Debentures for the Exchange Debentures pursuant to the Indenture and (d) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust and the Administrators, to have all the rights, powers and duties to the extent set forth herein, and the Trustees and the Administrators hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrators shall have only those ministerial duties set forth herein with respect to accomplishing the purposes of the Trust and, to the fullest extent permitted by law, shall not be trustees or fiduciaries with respect to the Trust. The Property Trustee shall have the power (but not the obligation) to perform those duties assigned to the Administrators. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrators set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any assets, or otherwise undertake or permit to be undertaken any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust. It is the intention of the parties hereto that the Trust be classified as a grantor trust for United States federal income tax purposes. The provisions of this Agreement shall be interpreted to further this intention of the parties.

               SECTION 2.7.  Authorization to Enter into Certain
     Transactions.

               (a) The Trustees and the Administrators shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and
     (ii), the Trustees and the Administrators shall have the authority to enter into all transactions and agreements determined by the Trustees or the Administrators to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees or the Administrators under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                    (i) Each Administrator shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                         (A)  the issuance and sale of the Trust
               Securities;

                         (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Certificate Depository Agreement, the Registration Rights Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                         (C) assisting in the qualification of the Capital Securities under any applicable state securities or blue sky laws, as the same may be deemed necessary or advisable;

                         (D) assisting in the registration of the Exchange Offer and the Exchange Capital Securities under the Securities Act, and under the state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act, all in accordance with the Registration Rights Agreement;

                         (E) registration of the Capital Securities under the Exchange Act, if required, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                         (F) assisting in the designation of the Capital Securities for trading by QIBs in the PORTAL Market at the time of issuance thereof, including the preparation, execution and filing on behalf of the Trust an application, prepared by the Depositor, to the PORTAL Market and the preparation, execution and filing on behalf of the Trust of documents or instruments to be delivered to the Clearing Agency relating to the Capital Securities; or such other market designation or listings as shall be determined by the Depositor, and the registration of the Capital Securities under the Exchange Act, if required by applicable law, and the execution and filing of all applications, periodic and other reports and other documents pursuant to the foregoing, or the seeking of relief from same;

                         (G) the sending of notices (other than notices of default) and other information regarding the Trust
               Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                         (H) the consent to the appointment of a Paying Agent and Securities Registrar in accordance with this Trust Agreement which consent shall not be unreasonably withheld

                         (I) execution of the Trust Securities on behalf of the Trust in accordance with this Trust Agreement;

                         (J)  execution and delivery of closing
               certificates, if any, pursuant to the Purchase Agreement and application for a taxpayer identification number for the Trust;

                         (K) the taking of any action incidental to the foregoing as the Administrators may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);

                         (L)  execution and delivery of letters or
               documents to, or instruments with DTC relating to the Capital Securities;

                         (M) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of ss. 316(c) of the Trust Indenture Act,

               Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Capital Securities and Holders of Common Securities as to such actions and applicable record dates; and

                         (N) to duly prepare and file all applicable tax returns and tax information reports that are required to be filed with respect to the Trust on behalf of the Trust.

                    (ii) As among the Trustees and the Administrators, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                         (A)  the establishment of the Payment Account;

                         (B)  the receipt of the Debentures;

                         (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

                         (D) the distribution through the Paying Agent of amounts owed to the Securityholders in respect of the Trust Securities;

                         (E)  subject to the provisions hereof, the
               exercise of all of the rights, powers and privileges of a holder of the Debentures;

                         (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                         (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                         (H)  to the extent provided in this Trust
               Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                         (I) to exchange the Original Debentures for the Exchange Debentures in an exchange in connection with the Exchange Offer pursuant to the Registration Rights
               Agreement;

                         (J) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

                         (K)  to take all reasonable action at the
               direction of the Depositor that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Capital Securities or to enable the Trust to effect the purposes for which the Trust was created;

                    (iii) The Property Trustee shall have the power and authority to act on behalf of the Trust with respect to any of the duties, liabilities, powers or the authority of the Administrators set forth in Section 2.7(a)(i)(I); and in the event of a conflict between the action of the Administrators and the action of the Property Trustee, the action of the Property Trustee shall prevail.

               (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees or the Administrators acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Trustees nor the Administrators shall, on behalf of the Trust, (i) acquire any investments or assets other than the Trust Property or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Property Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

               (c) In connection with the issuance and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                    (i) the preparation by the Trust of an offering circular, including any amendment or supplement thereto, in relation to the Original Capital Securities;

                    (ii) the compliance by the Trust with the Registration Rights Agreement, including the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement or statements on the appropriate form in relation to the Capital Securities, including any amendments thereto and/or a "shelf" registration statement to register the Original Capital Securities, the Original Guarantee and the Original Debentures pursuant to the Registration Rights Agreement;

                    (iii) preparation of an application for designation of the Capital Securities for trading in the PORTAL Market of the National Association of Securities Dealers, Inc. at the time of issuance thereof; and

                    (iv) the determination of the states, if any, in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such state; and

                    (v) if the Depositor shall desire, the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing, upon notice of issuance, of any Capital Securities; and the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Capital Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                    (vi) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement providing for the sale of the Capital Securities; and

                    (vii) any other actions necessary or desirable to carry out any of the foregoing activities.

               (d) Notwithstanding anything herein to the contrary, the Administrators and the Property Trustee are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or fail to be classified as a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this regard, the Property Trustee shall be protected if it shall have conducted the affairs of the Trust and operated the Trust in accordance with its rights, powers and duties as specifically set forth in this Trust Agreement. In this connection, the Administrators, the Property Trustee and the Holder of the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that any of the Administrators, Property Trustee and the Holder of the Common Securities determines in its discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the Holders of the Capital Securities. The Property Trustee shall not be required to take any action under this clause (d) unless directed to do so by the Depositor, the Administrators or (subject to the provisions hereof) by Holders of not less than a majority in Liquidation Amount of the Trust Securities.

               SECTION 2.8.  Assets of Trust.

               The assets of the Trust shall consist of the Trust Property.

               SECTION 2.9.  Title to Trust Property.

               Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.


                                   ARTICLE III

                                 PAYMENT ACCOUNT

               SECTION 3.1.  Payment Account.

               (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

               (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

               SECTION 4.1.  Distributions.

               (a) Distributions (including Distributions of Additional Amounts and/or Special Interest, if applicable) will be made on the Trust Securities at the rate and on the dates that payments of interest (including Additional Amounts and Special Interest) are made on the Debentures. Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from January 29, 1997 and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semiannually on January 15, and July 15, of each year, commencing on July 15, 1997. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day or if such Business Day falls in the next calendar year, on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this
     Section 4.1(a), a "Distribution Date"). Until January 15, 2002, in the event that any January 15 or July 15 is not a Business Day, Distributions will be paid on the next succeeding Business Day, without any interest or other payment with respect to any such delay. After January 15, 2002, Distributions shall be the amount of Distributions accumulated from, and including, the last date on which Distributions have previously been paid, to, but excluding, the Distribution Date.

               (b) Assuming payments of interest on the Debentures are made when due (and before giving effect to any Additional Amounts and/or Special Interest, if applicable), Distributions on the Trust Securities shall be payable at a rate of 7.00% per annum of the Liquidation Amount of the Trust Securities until January 15, 2002, and at the Debenture Applicable Rate of the Liquidation Amount thereafter. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months until January 15, 2002, and thereafter on the basis of a 360-day year and the actual number of days elapsed. The amount of Distributions payable for any period shall include the Additional Amounts, if any, and Special Interest, if any.

               (c) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

               (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust

     Securities on the relevant record date, which shall be the first day of the month in which the relevant Distribution Date occurs.

               SECTION 4.2.  Redemption.

               (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

               (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                    (i)  the Redemption Date;

                    (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice of redemption is required to be sent, the manner of calculation thereof;

                    (iii) the CUSIP number;

                    (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

                    (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date.

               (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

               (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 10:00 a.m., New York City time, on the Redemption Date, the Depositor shall deposit sufficient funds with the Property Trustee to pay the Redemption Price. If such deposit has been made, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, so long as the Capital Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such

     Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. If Capital Securities are no longer in book-entry-only form, the Property Trustee, subject to
     Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price with respect to such Capital Securities to the Holders thereof upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any unpaid Distribution payable on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

               (e) Payment of the Redemption Price on the Trust Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Trust Securities on a date to be established as the record date for the distribution by the Administrators, which date shall be not more than 60 days nor less than 30 days prior to the relevant Redemption Date.

               (f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Capital Securities. The particular Capital Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not less than 30 nor more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate. Any such proration may be based on the aggregate Liquidation Amount of Trust Securities held by each Holder and in making any such proration the Property Trustee may make such adjustments as may be appropriate in order that only Trust Securities in Liquidation Amount equal to $1,000 or integral multiples of $1,000 in excess thereof shall be redeemed. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Capital Securities that has been or is to be redeemed.

               (g) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed pro rata among the Holders of Trust Securities on the next Distribution Date.

               SECTION 4.3.  Subordination of Common Securities.

               (a) Payment of Distributions (including Additional Amounts and/or Special Interest, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to
     Section 4.2(f), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts or Special Interest, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable, and/or Special Interest, if applicable) on all Outstanding Capital Securities, for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts and/or Special Interest, if applicable) on, or the Redemption Price of, Capital Securities then due and payable.

               (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital

     Securities and not the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

               SECTION 4.4.  Payment Procedures.

               Payments of Distributions (including Additional Amounts and/or Special Interest, if applicable) in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

               SECTION 4.5.  Tax Returns and Reports.

               The Administrators shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrators shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be so provided and furnished. The Administrators shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

               SECTION 4.6.  Payment of Taxes, Duties, Etc. of the Trust.

               Upon receipt under the Debentures of Additional Sums and the written direction of any of the Administrators, the Property Trustee shall promptly pay, solely out of monies on deposit pursuant to this Trust Agreement, any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

               SECTION 4.7. Reduction for Payments under Indenture or Pursuant to Direct Actions.

               Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder (or an Owner with respect to the Holder's Capital Securities) has directly received pursuant to the Indenture or Section 5.14 of this Trust Agreement.

                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

               SECTION 5.1.  Initial Ownership.

               Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

               SECTION 5.2. The Trust Securities Certificates; Execution and Delivery Thereof.

               (a) The Capital Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrator and shall be dated their date of execution. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.11 and 5.13.

               (b) At the Closing Date, the Administrators, or any of them, shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its Chairman of the Board, any Vice Chairman of the Board, its President, any Executive Vice President, its Chief Operating Officer, its Chief Financial Officer, its Treasurer or any Assistant Treasurer or its Controller, without further corporate action by the Depositor, in authorized denominations.

               SECTION 5.3.  Transfer of Capital Securities.

               (a) Capital Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Trust Agreement and in the terms of the Capital Securities. To the fullest extent permitted by law, any transfer or purported transfer of any Capital Security not made in accordance with this Trust Agreement shall be null and void.

               (b) Subject to this Section 5.3, Capital Securities shall be freely transferable; provided, however, that no transfer shall be effected unless such transfer (whether by sale or any other disposition) is comprised of a block of Capital Securities having an aggregate Liquidation Amount of not less than $100,000. Any transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the Holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

               (c) Beneficial ownership of every Original Capital Security is subject to the restrictions on transfer imposed by the Securities Act and rules and regulations promulgated by the Commission thereunder and each certificate representing Original Capital Securities ("Restricted Securities") shall bear the restrictive legend (the "Securities Act Legend") set forth in this Section 5.3, unless such restrictions on transfer shall be terminated in accordance with this Section. The Holder of each Original Capital Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

               Each Restricted Security shall bear the following Securities Act Legend:

               THE CAPITAL SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (i) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING THE CAPITAL SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR
               (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF

               THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE TRUST SO REQUESTS) OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

               The restrictions imposed by Section 5.3(c) upon the transferability of any particular Original Capital Security shall cease and terminate upon (i) the Transfer Restriction Termination Date or (ii) delivery by at least one Administrator on behalf of the Trust to the Property Trustee of an Officers' Certificate and Opinion of Counsel stating that such Original Capital Security has been sold pursuant to an effective registration statement under the Securities Act, exchanged for a corresponding Liquidation Amount of Exchange Capital Securities pursuant to an effective registration statement under the Securities Act, or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or transferred in accordance with another exemption from registration under the Securities Act in a transaction that results in such Capital Securities no longer being "restricted securities" under Rule 144 (or any successor provision thereto). Any Original Capital Security as to which such Administrator has delivered to the Property Trustee an Officers' Certificate and Opinion of Counsel that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Original Capital Security for exchange to the Securities Registrar or any transfer agent in accordance with the provisions of this Section 5.3(c) be exchanged for a new Capital Security, of like tenor and aggregate Liquidation Amount, which shall not bear the Securities Act Legend. The Administrator shall inform the Property Trustee in writing of the effective date of any registration statement registering the Original Capital Securities or the Exchange Capital Securities under the Securities Act. The Property Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement, Officers' Certificate or Opinion of Counsel.

               Any Original Capital Security that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Depositor or any Affiliate thereof may not be resold by the Depositor or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act.

               SECTION 5.4. Registration of Transfer and Exchange of Capital Securities Certificates.

               The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register for the purpose of registering Trust Securities Certificates and transfers and exchanges of Capital Securities Certificates (the "Securities Register") in which the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar. The Securities Registrar shall not be required to register the transfer or exchange of any Capital Securities (i) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Capital Securities and ending at the close of business on the day of such mailing or (ii) that have been selected for redemption in whole or in part, except the unredeemed portion of any Capital Security redeemed in part.

               Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to
     Section 5.8, the Administrators or any one of them shall execute and the Property Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrator. Subject to Section 5.11, at the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

               Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee or the Securities Registrar in accordance with such Person's customary practice.

               No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

               SECTION 5.5. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

               If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrators such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrators, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrators or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the Trust Property, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Trust Securities.

               SECTION 5.6.  Persons Deemed Securityholders.

               The Trustees, the Administrators or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever (subject to the record date provisions hereof), and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

               SECTION 5.7. Access to List of Securityholders' Names and Addresses.

               At any time when the Property Trustee is not also acting as the Securities Registrar, the Depositor shall furnish or cause to be furnished to the Property Trustee, semiannually not more than 5 days after January 1 and July 1 of each year beginning with July 1997, and at such other times as the Property Trustee may request in writing within 30 days after receipt by the Depositor of any such request, a list, in such form as the Property Trustee may reasonably require containing all information in the possession or control of the Depositor, or any Paying Agent or any registrar of the Trust Securities other than the Property Trustee, as to the names and addresses of the Securityholders obtained (in the case of each list other than the first list) since the date as of which the next previous list was furnished. Any such list may be dated as of a date not more than fifteen days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding obligations and rights of the Property Trustee, shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrators accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

               SECTION 5.8.  Maintenance of Office or Agency for Transfers.

               The Administrators or the Property Trustee shall maintain an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrators initially designate The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attn: Corporate Trustee Administration Department, as the office or agency for such purposes. The Administrators or the Property Trustee shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

               SECTION 5.9.  Appointment of Paying Agent.

               The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrators. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove the Paying Agent if such Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank, and any copaying agent chosen by the Bank, and acceptable to the Administrators and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrators, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrators shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrators shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrators to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.2, 8.4 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

               SECTION 5.10.  Ownership of Common Securities by Depositor.

               At the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another Person, or any sale or conveyance by the Depositor of all or substantially all of its assets to any Person, pursuant to Article XI of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrators shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

               SECTION 5.11.  Book-Entry Interests.

               (a) So long as Capital Securities are eligible for book-entry settlement with the Clearing Agency or unless otherwise required by law, all Capital Securities that are so eligible will be represented by one or more fully registered Capital Securities Certificates (each a "Book Entry Capital Securities Certificate") in global form to be delivered to the Clearing Agency or its custodian, by, or on behalf of, the Trust. Such Book Entry Capital Securities Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of DTC, and no Owner will receive a Definitive Capital Securities Certificate representing such Owner's interests in such Book Entry Capital Securities Certificates, except as provided in Section 5.11(d) below. The transfer and exchange of beneficial interests in any such Capital Security in global form shall be effected through the Clearing Agency in accordance with this Trust Agreement and the procedures of the Clearing Agency therefor.

               (b) Except as provided in subparagraph (d) of this Section 5.11, Owners of a Capital Security in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Capital Securities in global form.

               (c) Any Book Entry Capital Securities Certificate may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Trust Agreement as may be required by the Clearing Agency, by any national securities exchange or by the National Association of Securities Dealers, Inc. in order for the Capital Securities to be tradeable on the PORTAL Market or as may be required for the Capital Securities to be tradeable on any other market developed for trading of securities pursuant to Rule l44A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Capital Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Capital Securities are subject.

               (d) Notwithstanding any other provisions of this Trust Agreement (other than the provisions set forth in this Section 5.11(d)), a Capital Security in global form may not be exchanged in whole or in part for Capital Securities registered, and no transfer of a Capital Security in global form may be registered, in the name of any Person other than the Clearing Agency or nominee thereof unless
     (i) such Clearing Agency (A) has notified the Property Trustee and the Depositor that it is unwilling or unable to continue as Clearing Agency for such global Capital Security and the Depositor on behalf of the Trust thereupon fails to appoint a successor Clearing Agency within 90 days after the receipt of such notice or (B) has ceased to be a clearing agency registered as such under the Exchange Act, (ii) the Depositor in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement, with respect to such global Capital Security. Following exchange of a global Capital Security, or a portion thereof, for a definitive Capital Security, no such definitive Capital Security, or portion thereof, shall be included in any Book Entry Capital Securities Certificate.

               Unless and until Definitive Capital Securities Certificates have been issued to Owners pursuant to Section 5.13:

                    (i) the provisions of this Section 5.11(d) shall be in full force and effect;

                    (ii) the Securities Registrar, the Administrators and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Capital Securities evidenced by Book-Entry Capital Securities and the giving of instructions or directions to Owners of Capital Securities evidenced by Book-Entry Capital Securities) as the sole Holder of Capital Securities evidenced by Book-Entry Capital Securities and shall have no obligations to the Owners thereof;

                    (iii)  to the extent that the provisions of this
          Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

                    (iv) the rights of the Owners of the Book-Entry Capital Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Capital Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Capital Securities to such Clearing Agency Participants.

               (e) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

               (f) Prior to such time as the restrictions on transfer of Original Capital Securities imposed by the Securities Act and the rules and regulations promulgated by the Commission thereunder shall be terminated as provided in Section 5.4, any transfer of a definitive Original Capital Security shall be registered upon the Securities Register only upon receipt by the Property Trustee of such definitive Original Capital Security accompanied by a duly completed and executed certificate of transfer in the form attached to Exhibit D and, in the case of a transfer in another transaction exempt from the registration requirements of the Securities Act, upon receipt by the Property Trustee of such certifications, legal opinions or other information as the Depositor may reasonably request to confirm that such transfer is exempt from the registration requirements of the Securities Act.

               SECTION 5.12.  Notices to Clearing Agency.

               To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Capital Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

               SECTION 5.13. Procedures for Issuance of Definitive Capital Securities Certificates.

               Upon surrender to the Securities Registrar of the typewritten Capital Securities Certificate or Certificates representing the Book Entry Capital Securities Certificates by the Clearing Agency upon occurrence of any of the events described in
     Section 5.11(d), accompanied by registration instructions, the Administrators, or any one of them, shall execute and the Securities Registrar shall register the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees nor the Administrators shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Trustees and the Administrators shall recognize the Holders of the Definitive Capital Securities Certificates as Securityholders. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrators, as evidenced by the execution thereof by the Administrators or any one of them.

               SECTION 5.14.  Rights of Securityholders.

               (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights. When issued and delivered to Securityholders against payment of the purchase price therefor, the Capital Securities will be fully paid and nonassessable undivided beneficial interests in the Trust Property. The Holders of the Capital Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

               (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

               At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, the Holders of a majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

                    (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                         (A)  all overdue installments of interest
               (including any Additional Amounts and/or Special Interest (as defined in the Indenture), if any, on all of the Debentures,

                         (B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

                         (C) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel and the amounts payable to the Debenture Trustee under
               Section 7.06 of the Indenture; and

                    (ii) all Debenture Events of Default, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Article Six of the Indenture.

               The Holders of a majority in aggregate Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

               Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities all or part of which is represented by Book-Entry Capital Securities Certificates, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

               (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 6.01(a) or 6.01(b) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
     Article VI of the Indenture, for enforcement of payment to such

     Holder of the principal amount of or interest on Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in
     Section 5.14(b) and this Section 5.14(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

                                   ARTICLE VI

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

               SECTION 6.1.  Limitations on Voting Rights.

               (a)  Except as provided in this Section, in Sections 5.14,
     8.10 and 10.2 and in the Indenture, and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

               (b) So long as any Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method or place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. Subject to Section 8.3, the Property Trustee shall notify all Holders of the Capital Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel to the effect that such action shall not cause the Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

               (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities, except as otherwise provided in Section 10.2(c). Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

               The Holders of a majority in Liquidation Amount of the Capital Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred on the Property Trustee with respect to such Capital Securities; provided, however, that, the Property Trustee shall have the right to decline to follow any such direction if the Property Trustee being advised by Opinion of Counsel determines that the action so directed may not lawfully be taken, or if the Property Trustee in good faith shall determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders of Capital Securities not parties to such direction, and provided further that nothing in the Trust Agreement shall impair the right of the Property Trustee to take any action deemed proper by the Property Trustee and which is not inconsistent with such direction by such Securityholders.

               SECTION 6.2.  Notice of Meetings.

               Notice of all meetings of the Capital Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Capital Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

               SECTION 6.3.  Meetings of Capital Securityholders.

               No annual meeting of Securityholders is required to be held. The Property Trustee, however, shall call a meeting of Capital Securityholders to vote on any matter upon the written request of the Capital Securityholders of record of at least 25% of the Capital Securities (based upon their aggregate Liquidation Amount) and the Administrators or the Property Trustee may, at any time in their discretion, call a meeting of Capital

     Securityholders to vote on any matters as to which Capital
     Securityholders are entitled to vote.

               Capital Securityholders of record of at least 50% of the Outstanding Capital Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Capital Securityholders.

               If a quorum is present at a meeting, an affirmative vote by the Capital Securityholders of record present, in person or by proxy, holding at least a majority of the Capital Securities (based upon their Liquidation Amount) held by the Capital Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Capital Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

               SECTION 6.4.  Voting Rights.

               Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

               SECTION 6.5.  Proxies, etc.

               At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of the Trust as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee.
     Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

               SECTION 6.6.  Securityholder Action by Written Consent.

               Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding more than a majority of all Outstanding Trust Securities (based upon their aggregate Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

               SECTION 6.7.  Record Date for Voting and Other Purposes.

               For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrators may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

               SECTION 6.8.  Acts of Securityholders.

               Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.2) conclusive in favor of the Trustees, if made in the manner provided in this Section.

               The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.
     The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

               The ownership of Capital Securities shall be proved by the Securities Register.

               Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

               Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

               If any dispute shall arise among the Securityholders and the Administrators or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Administrators under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

               SECTION 6.9.  Inspection of Records.

               Upon reasonable notice to the Administrators and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.
                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

               SECTION 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

               The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

               (a) the Property Trustee is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

               (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

               (c) the Delaware Trustee is a Delaware banking corporation duly organized, validly existing and in good standing with its principal place of business in the State of Delaware;

               (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

               (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, or (ii) violate any law, governmental rule or regulation of the State of New York or the State of Delaware, as the case may be, governing the banking or, trust powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee; and

               (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing State of New York or State of Delaware law governing the banking or trust powers of the Property Trustee or the Delaware Trustee, as the case may be.

               Any successor Property Trustee and Delaware Trustee shall make similar representations and warranties as contained in this
     Section 7.1 for the benefit of the Depositor and the Securityholders.

               SECTION 7.2.  Representations and Warranties of Depositor.

               The Depositor hereby represents and warrants for the benefit of the Securityholders that:

               (a) the Trust Securities Certificates issued at the Closing Date on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Administrators pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

               (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                  ARTICLE VIII

                         THE TRUSTEES AND ADMINISTRATORS

               SECTION 8.1.  Corporate Property Trustee Required;
     Eligibility of Trustees.

               (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

               (b) There shall at all times be one or more Administrators hereunder with respect to the Trust Securities, who shall be appointed by the Holder of Common Securities. Each Administrator shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

               (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be
     (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

               SECTION 8.2.  Certain Duties and Responsibilities.

               (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act and no implied covenants or obligations shall be read into this Trust Agreement against the Property Trustee. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them. In the absence of bad faith on its part, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrator or the Delaware Trustee from liability for his own gross negligence or willful misconduct. To the extent that, at law or in equity, an Administrator, or the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrator and the Delaware Trustee shall not be liable to the Trust or any other Trustee or to any Securityholder for such Administrator's or the Delaware Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrators and the Delaware Trustee otherwise existing at law or in equity, are agreed by the Depositor, the Trustees and the Securityholders to replace such other duties and liabilities of the Administrators and the Delaware Trustee.

               (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.2(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

               (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                    (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Capital Securities or the Common Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                    (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Trust Property shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                    (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

                    (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrators or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any Administrator or the Depositor.

               SECTION 8.3.  Certain Notices.

               Within five Business Days after the occurrence of any Event of Default actually known to an officer of the Property Trustee assigned to its Corporate Trust Office, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Securityholders, the Administrators and the Depositor, unless such Event of Default shall have been cured or waived.

               Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Securityholders, unless such exercise shall have been revoked.

               SECTION 8.4.  Certain Rights of Property Trustee.

               Subject to the provisions of Section 8.2:

               (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Capital Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

               (c) any direction or act of the Depositor or the Administrators contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate or a certificate signed by any Administrator;

               (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrators;

               (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

               (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

               (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

               (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorney appointed with due care by it hereunder;

               (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;

               (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement; and

               (l) the Property Trustee shall not be charged with knowledge of an Event of Default unless an officer of the Property Trustee assigned to its Corporate Trust Office obtains actual knowledge of such event or the Property Trustee receives written notice of such event from the Depositor, any Trustee or Administrator or Securityholders.

               No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

               SECTION 8.5. Not Responsible for Recitals or Issuance of Securities.

               The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

               SECTION 8.6.  May Hold Securities.

               Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Section 8.8 and to Section 311 of the Trust Indenture Act and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

               SECTION 8.7.  Compensation; Indemnity; Fees.

               The Depositor agrees:

               (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

               (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and
     (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; and

               (d) to the fullest extent permitted by applicable law, to advance expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding which shall be advanced, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of (x) a written affirmation by or on behalf of the Indemnified Person of its or his good faith belief that it or he has met the standard of conduct set forth in this Section 8.7 and
     (y) an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

               The provisions of this Section 8.7 shall survive the termination of this Trust Agreement and the resignation or removal of any Trustee.

               No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.7.

               The Depositor, any Administrator and any Trustee (in the case of the Property Trustee, subject to Section 8.8 hereof) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, any Administrator nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor, any Administrator or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

               SECTION 8.8.  Conflicting Interests.

               If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

               SECTION 8.9.  Co-Trustees and Separate Trustee.

               Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of conforming to the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrators, except in such instance as set forth in the following sentence, by agreed action of a majority of such Administrators, shall have the power to appoint, and upon the written request of the Administrators, the Depositor shall for such purpose join with the Administrators in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

               Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

               Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

               (a) The Trust Securities shall be delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

               (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

               (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

               (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

               (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

               (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

               SECTION 8.10.  Resignation and Removal; Appointment of
     Successor.

               No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

               Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

               Unless a Debenture Event of Default shall have occurred and be continuing any Trustee may be removed at any time by the Holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed by Act of the Holders of a majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). In no event will the Holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Depositor, as Holder of the Common Securities.

               If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act of the Holder of the Common Securities, delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If any Trustee shall resign, be removed or become incapable of acting as Trustee, at a time when a Debenture Event of Default Exists, the Holders of the Capital Securities, by Act of the Holders of a majority in Liquidation Amount of the Capital Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and each successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrator shall resign, be removed or become incapable of acting as Administrator, the Holder of Common Securities by Act of the Holder of Common Securities delivered to the Administrator shall promptly appoint a successor Administrator or Administrators and such successor Administrator or Administrators shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holder of the Common Securities or the Holders of the Capital Securities and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

               The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

               Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrator or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrators if there are at least two of them prior to such vacancy or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrators or Delaware Trustee, as the case may be, set forth in Section 8.1).

               SECTION 8.11.  Acceptance of Appointment by Successor.

               In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust. Upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

               Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

               No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

               SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.

               Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

               SECTION 8.13.  Property Trustee May File Proofs of Claim.

               In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions or other amounts due on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions or such other amounts) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

               (a) to file and prove a claim for the whole amount of any Distributions and other amounts owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

               (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

     and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee under Section 8.7.

               Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or composition affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 8.14.  Reports by Property Trustee.

               (a) Not later than January 15 of each year commencing with January 15, 1998, the Property Trustee shall transmit to all Securityholders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding November 15 concerning the Property Trustee and its actions under this Trust Agreement if and as may be required pursuant to Section 313(a) of the Trust Indenture Act.

               (b) In addition the Property Trustee shall transmit to Securityholders such other reports concerning the Property Trustee and its actions under this Trust Agreement as would be required pursuant to the Trust Indenture Act were this Trust Agreement to be qualified under the Trust Indenture Act at the times and in the manner provided pursuant thereto.

               (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with any interdealer quotation system or self-regulatory organization upon which the Trust Securities are designated for trading, and with the Depositor. The Depositor will notify the Property Trustee when and as the Capital Securities become so designated for trading.

               SECTION 8.15.  Reports to the Property Trustee.

               The Depositor and the Administrators on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, such compliance certificate to be delivered annually on or before September 15 of each year beginning in 1997.

               SECTION 8.16.  Evidence of Compliance with Conditions
     Precedent.

               Each of the Depositor and the Administrators on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

               SECTION 8.17.  Number of Trustees.

               (a) The number of Trustees shall be two. The Property Trustee and the Delaware Trustee may be the same Person.

               (b) If a Trustee ceases to hold office for any reason the vacancy shall be filled with a Trustee appointed in accordance with the provisions of Section 8.10.

               (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust.

               SECTION 8.18.  Delegation of Power.

               (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a) or mailing any other governmental filing; and

               (b) The Administrators shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.


                                   ARTICLE IX

                       DISSOLUTION, LIQUIDATION AND MERGER

               SECTION 9.1.  Dissolution Upon Expiration Date.

               Unless earlier dissolved, the Trust shall automatically dissolve on January 15, 2052 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

               SECTION 9.2.  Early Dissolution.

               The first to occur of any of the following events is an "Early Termination Event":

               (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of the Common
     Securities;

               (b) the written direction to the Property Trustee from the Depositor at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distribute Debentures to Securityholders in exchange for the Capital Securities;

               (c) the redemption of all of the Capital Securities in connection with the redemption of all the Debentures; and

               (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

               SECTION 9.3.  Dissolution.

               The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities;
     (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrators, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

               SECTION 9.4.  Liquidation.

               (a)  If an Early Termination Event specified in clause (a),
     (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to
     Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first- class mail, postage prepaid mailed not later than 15 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                    (i)  state the Liquidation Date;

                    (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

                    (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrators or the Property Trustee shall deem appropriate.

               (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days nor less than 15 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

               (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the exchange agent for exchange, (iii) the Depositor shall use its reasonable efforts to have the Debentures designated on or with any interdealer quotation system or self-regulatory organization as the Capital Securities are then listed, including PORTAL, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

               (d) In the event that, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

               SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of the Trust.

               The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except pursuant to this Article IX. At the request of the Holder of a majority of the Common Securities, without the consent of the Holders of the Capital Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust,
     (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an opinion of counsel from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (vii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.
                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

               SECTION 10.1. Limitation of Rights of Securityholders to Terminate Trust.

               Except to the extent set forth in Section 9.2, the death, incapacity, dissolution, liquidation, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor dissolve, terminate or annul the Trust, nor entitle the legal representatives, successors or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               SECTION 10.2.  Amendment.

               (a) This Trust Agreement may be amended from time to time by the Trustees, and the Holders of a majority of the Common Securities, without the consent of any Holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or
     (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

               (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Holders of a majority of the Common Securities with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.

               (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section
     6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

               (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States Federal income tax purposes.

               (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

               (f) In the event that any amendment to this Trust Agreement is made, the Property Trustees or the Administrators shall promptly provide to the Depositor a copy of such amendment.

               (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

               SECTION 10.3.  Separability.

               In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 10.4.  Governing Law.

               THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), PROVIDED THAT THE IMMUNITIES AND STANDARD OF CARE OF THE PROPERTY TRUSTEE IN CONNECTION WITH THE ADMINISTRATION OF ITS TRUSTS AND DUTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

               SECTION 10.5.  Payments Due on Non-Business Day.

               If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

               SECTION 10.6.  Successors.

               This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article XI of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

               SECTION 10.7.  Headings.

               The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

               SECTION 10.8.  Reports, Notices and Demands.

               Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Capital Securityholder, to such Capital Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to The Bear Stearns Companies, Inc., 245 Park Avenue, New York, New York 10167, Attention: David Granville-Smith, Facsimile No.:(212-272-6227) (until another address is designated by notice to the Trustees). Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

               Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrators shall be given in writing addressed (until another address is designated by notice to the other parties hereto) as follows: (a) with respect to the Property Trustee to The Chase Manhattan Bank 450 West 33rd Street, New York, New York 10001,
     Attention: Corporate Trustee Administration

     Department; (b) with respect to the Delaware Trustee, to Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department; (c) with respect to the Administrators, to them at the address above for notices to the Depositor, marked "Attention: Administrators of Bear Stearns Capital Trust I" and (d) with respect to the Trust, c/o The Bear Stearns Companies, Inc., 245 Park Avenue, New York, New York, 10167, Attention: David Granville-Smith. Such notice, demand or other communication to or upon the Trust, the Administrators, the Property Trustee or the Delaware Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust, the Administrators, the Property Trustee or the Delaware Trustee, as the case may be.

               SECTION 10.9.  Agreement Not to Petition.

               Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this
     Section 10.9, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

               SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

               (a) This Trust Agreement is intended to be in conformity with the provisions of he Trust Indenture Act that would be required to be part of this Trust Agreement were this Trust Agreement to be qualified under the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

               (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

               (c) If any provision hereof limits, qualifies or conflicts with the duties imposed under Section 310 through 313 of the Trust Indenture Act were this Trust Agreement so qualified under the Trust Indenture Act, such duties shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture

     Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

               (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

               SECTION 10.11. Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

               THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST THE TRUSTEES, THE ADMINISTRATORS, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

               SECTION 10.12.  Counterparts.

               This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties have executed this Amended and Restated Trust Agreement of Bear Stearns Capital Trust I as of the date first above written.

                                   THE BEAR STEARNS COMPANIES INC.



                                    By:/s/ Samuel L. Molinaro, Jr.
                                       --------------------------
                                       Samuel L. Molinaro, Jr.
                                       Chief Financial Officer and
                                       Senior Vice President-Finance

                                    THE CHASE MANHATTAN BANK,
                                    as Property Trustee


                                    By: /s/ Anne G. Brenner
                                       --------------------------
                                       Name: Anne G. Brenner
                                       Title: Vice President


                                    CHASE MANHATTAN BANK DELAWARE,
                                      as Delaware Trustee


                                    By:/s/ John J. Cashin
                                       --------------------------
                                       Name: John J. Cashin
                                       Title: Senior Trust Officer


                                    /s/ William J. Montgoris
                                    -----------------------------
                                    William J. Montgoris,
                                      as Administrator

                                    /s/ Samuel L. Molinaro, Jr.
                                    -----------------------------
                                    Samuel L. Molinaro, Jr.,
                                      as Administrator

                                    /s/ Kenneth L. Edlow
                                    -----------------------------
                                    Kenneth L. Edlow,
                                      as Administrator

                                    EXHIBIT A
                                    ---------
                              CERTIFICATE OF TRUST

                                    EXHIBIT B
                                    ---------

                                   DTC LETTER

                                    EXHIBIT C
                                    ---------

                          COMMON SECURITIES CERTIFICATE

                                    EXHIBIT C
                                    ---------

                      THIS CERTIFICATE IS NOT TRANSFERABLE

     CERTIFICATE NUMBER                     NUMBER OF COMMON SECURITIES ___

         CERTIFICATE EVIDENCING FIXED/ADJUSTABLE RATE COMMON SECURITIES
                                       OF
                          BEAR STEARNS CAPITAL TRUST I
                 (LIQUIDATION AMOUNT $1,000 PER COMMON SECURITY)

               Bear Stearns Capital Trust I a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that _____________________________ (the "Holder") is the
     registered owner of _____________________ (         ) Common
     Securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the Fixed/Adjustable Rate Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). In accordance with Section 5.10 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January 29, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business.

               Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

               IN WITNESS WHEREOF, one of the Administrators of the Trust has executed this certificate this ___ day of _____________.



                                          By:
                                             ------------------------------
                                             Name;
                                             Administrator

                                    EXHIBIT D
                                    ---------

                         CAPITAL SECURITIES CERTIFICATE

                                    EXHIBIT D
                                    ---------

     CERTIFICATE NUMBER            NUMBER OR CAPITAL SECURITIES [UP TO]*

                                                               CUSIP NO.___

           CERTIFICATE EVIDENCING FIXED/ADJUSTABLE RATE [EXCHANGE]**
                               CAPITAL SECURITIES
                                       OF
                          BEAR STEARNS CAPITAL TRUST I
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

                         Registered Holder:  Cede & Co.

               THE CAPITAL SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING THE CAPITAL SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR
               (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE TRUST SO REQUESTS) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

               [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO BEAR STEARNS CAPITAL TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS






____________
     *  Insert in Book-Entry Capital Security Certificate only.

     ** Insert in Exchange Capital Securities only

               REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

               THE CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF $100,000 OR MORE (AT LEAST 100 CAPITAL SECURITIES). ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY TRANSFEREE OF SUCH A BLOCK OF LESS THAN 100 CAPITAL SECURITIES SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

               Bear Stearns Capital Trust I a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ____________ (the "Holder") is the registered owner of
     [___________________ (           ) Capital Securities of the
     Trust]** [the number of Capital Securities of the Trust specified in Schedule A hereto]* representing an undivided beneficial interest in the assets of the Trust and designated the Fixed/Adjustable Rate Capital Securities of Bear Stearns Capital Trust I (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January 29, 1997, as the same may be amended from time to time (the "Trust Agreement"). The Holder is entitled to the benefits of the Capital Securities Guarantee Agreement entered into by the Bear Stearns Companies, Inc., a Delaware corporation, and The Chase Manhattan Bank as guarantee trustee, dated as of January 29, 1997, as the same may be amended from time to time (the "Guarantee Agreement"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement




___________
     *  Insert in Book-Entry Capital Security Certificate only

     ** Insert in Definitive Capital Securities Certificates only to the Holder without charge upon written request to the Trust at its principal place of business.

               Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

               IN WITNESS WHEREOF, one of the administrators of the Trust has executed this certificate this _____ day of ______________.

                                        By:
                                           --------------------------------
                                             Name:
                                             Administrator

                                   SCHEDULE A

                     Changes to Number of Capital Securities
                             in Book-entry Security

                    The initial number of Capital Securities
                      evidenced by this Book-Entry Capital
                     Securities Certificate is ___________.


                  Number of Capital
                  Securities by which              Remaining
                  this Book-entry                  Principal
                  Security Is To Be                Amount of
                  Reduced, and Reason for          this Book-entry   Notation
       Date       Reduction                        Security          Made by
       ----       ---------                        --------          -------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE B

          [IF CAPITAL SECURITY IS AN ORIGINAL CAPITAL SECURITY, INSERT]

                               FORM OF ASSIGNMENT

     For value received                                      hereby
                        ------------------------------------
     sell(s), assign(s) and transfer(s) unto
                                             ------------------------------

     ----------------------------------------------------------------------
     (Please insert social security or other taxpayer identification number of assignee.)

     the within Capital Securities Certificate and hereby irrevocably
     constitutes and appoints                 attorney to transfer the said
                              ---------------
     security on the books of the Trust, with full power of substitution in the premises.

     In connection with any transfer of the within security occurring prior to the Transfer Restriction Termination Date, the undersigned confirms that such security is being transferred:


               To Bear Stearns Capital Trust I or a subsidiary thereof; or


               Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or


               Pursuant to or in accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended;

     and unless the box below is checked, the undersigned confirms that such security is not being transferred to an "affiliate" of the Trust as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

               The transferee is an Affiliate of the Trust.



     Date:
           -------------------



                                        -----------------------------------

                                        -----------------------------------
                                                Signature(s)


                              Signature(s) must be guaranteed by a
                              commercial bank or trust company or a member firm of a major stock exchange.




                                        -----------------------------------
                                        Signature Guarantee


     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement or any change whatever.

          [IF CAPITAL SECURITY IS AN EXCHANGE CAPITAL SECURITY, INSERT]

                               FORM OF ASSIGNMENT


               FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:


                     (Insert assignee's social security or tax
     ---------------
     identification number)


                     (Insert address and zip code of assignee)
     ---------------                                           ------------


     --------
     and irrevocably appoints
                              ---------------------------------------------
     .

     agent to transfer this Capital Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

     Date:

     Signature(s):


          --------------------------------------------------


          -----------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Capital
                 Securities Certificate)

     NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17 Ad-15.






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